EXHIBIT 10.21

June 21, 2002

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C.  20549

Gentlemen:

We have read Item 4 of Form 8-K dated June 21, 2002, of Technology Flavors & Fragrances, Inc. and are in agreement with the statements contained in the second and third paragraphs. We agree with the statements in the first paragraph, except that we have no basis to agree or disagree with the statements related to the Audit Committee, Board of Directors and BDO Seidman LLP. We have no basis to agree or disagree with the statements made in the fourth paragraph.

                                                                                                    /s/ Ernst & Young LLP